UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	May 27, 2009
(Date of earliest event reported)	May 21, 2009

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with our By-laws and Corporate Governance Guidelines, Mollie B. Williford would have been required to retire from our Board of Directors upon reaching her 73rd birthday in August 2009.  Therefore, Ms. Williford did not stand for re-election to our Board of Directors at our annual meeting of shareholders held on May 21, 2009, and retired from our Board of Directors on that date.  Ms. Williford served on our Board of Directors for more than six years.  Upon Ms. Williford’s retirement from our Board of Directors, the number of members of our Board of Directors was reduced from 12 to 11.

Item 8.01	Other Events

On May 21, 2009, our Board of Directors approved certain amendments to the ONEOK, Inc. Annual Officer Incentive Plan (the “Plan”) to (i) provide that a Plan participant may have to repay Plan awards or have future Plan awards or other compensation reduced if our Board of Directors or our Board’s Executive Compensation Committee determines that such participant’s fraud, negligence or intentional misconduct contributed to the restatement of all or a portion of our financial statements, and (ii) modify the Plan’s definition of retirement to clarify that an individual must have completed at least five years of service with us and have attained the age of fifty before qualifying for retirement.  The amendments were effective immediately.

Item 9.01	Financial Statements and Exhibits
Exhibits
10.1 Amended and Restated ONEOK, Inc. Annual Officer Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	May 27, 2009	By:	/s/ Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer